CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: November 18, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D	84-1062062
(Commission File Number)	(IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 18, 2008, the Company authorized the delivery to Joseph Corso, Jr. of Twenty Thousand (20,000) shares of the Corporation’s series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On November 18, 2008, the Company authorized the delivery to Geoffrey Eiten of Ten Thousand (10,000) shares of the Corporation’s Series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On November 18, 2008, the Company authorized the delivery to R. Chris Cottone of Thirty Thousand (30,000) shares of the Corporation’s Series C Preferred Stock.  The issuance represents compensation for providing technical or technology services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On November 18, 2008, the Company authorized the delivery to AmeriResource Technologies Corporation of Twenty Thousand (20,000) shares of the Corporation’s Series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

On November 18, 2008, the Company authorized the delivery to Geoffrey Eiten of Ten Thousand (10,000) shares of the Corporation’s Series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

ITEM 8.01	OTHER EVENTS

On November 17, 2008 the Company reviewed the conversion of 60,000 shares of its Series C Preferred Stock into 375,000,000 shares of common stock.  The conversions were made by a total of 13 different holders of the Series C shares, all shares that had been issued and outstanding for in excess of one year.  Nexia has received from each of the parties representations that none of them hold more than 4.9% of the issued and outstanding shares of common stock, that they are not affiliates of the Company and that they will comply will all applicable laws and regulations regarding the shares they are receiving.

As a result of the above set forth conversions, a total of 1,161,289,532 shares of the common stock of Nexia Holdings, Inc. will be issued and outstanding.  Total number of restricted shares currently issued would be approximately 538,976,123.  The estimated float after the issuance of the conversion shares described above would be approximately 612,677,000.  The process of issuing all of the conversion shares may take one or two business days following this statement.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of November, 2008.

Nexia Holdings, Inc.
.
Richard Surber, President